                                                                    EXHIBIT 10.1

                             MASTER LEASE AGREEMENT

                        DATED AS OF _______________, 2001

                                     BETWEEN

                              RFS PARTNERSHIP, L.P.

                                    AS LESSOR

                                       AND

                              RFS LEASING VII, INC.
                                    AS LESSEE

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
ARTICLE I.........................................................................................................1
         1.1. Leased Property.....................................................................................1
              ---------------
         1.2. Term................................................................................................2
              ----

ARTICLE II........................................................................................................2
         Definitions..............................................................................................2
         -----------

ARTICLE III......................................................................................................11
         3.1. Rent...............................................................................................11
              ----
         3.2. Confirmation of Percentage Rent....................................................................15
              -------------------------------
         3.3. Additional Charges.................................................................................14
              ------------------
         3.4. Net Lease Provision................................................................................16
              -------------------
         3.5. Conversion of Property.............................................................................16
              ----------------------

ARTICLE IV.......................................................................................................15
         4.1. Payment of Impositions.............................................................................15
              ----------------------
         4.2. Notice of Impositions..............................................................................16
              ---------------------
         4.3. Adjustment of Impositions..........................................................................18
              -------------------------
         4.4. Utility Charges....................................................................................18
              ---------------
         4.5. Insurance Premiums.................................................................................18
              ------------------

ARTICLE V........................................................................................................18
         5.1. No Termination, Abatement, etc.....................................................................18
              -------------------------------
         5.2. Abatement Procedures...............................................................................19
              --------------------

ARTICLE VI.......................................................................................................19
         6.1. Ownership of the Leased Property...................................................................19
              --------------------------------
         6.2. Lessee's Personal Property.........................................................................19
              --------------------------
         6.3. Lessor's Lien......................................................................................20
              -------------

ARTICLE VII......................................................................................................20
         7.1. Condition of the Leased Property...................................................................20
              --------------------------------
         7.2. Use of the Leased Property.........................................................................21
              --------------------------
         7.3. Lessor to Grant Easements, etc.....................................................................22
              -------------------------------

ARTICLE VIII.....................................................................................................22
         8.1. Compliance with Legal and Insurance Requirements, etc..............................................22
              ------------------------------------------------------
         8.2. Legal Requirement Covenants........................................................................22
              ---------------------------
         8.3. Environmental Covenants............................................................................23
              -----------------------

ARTICLE IX.......................................................................................................25
         9.1. Maintenance and Repair.............................................................................25
              ----------------------
         9.2. Encroachments, Restrictions, Etc...................................................................26
              --------------------------------

ARTICLE X........................................................................................................27
         10.1. Alterations.......................................................................................27
               -----------
         10.2. Salvage...........................................................................................27
               -------

         10.3. Joint Use Agreements..............................................................................27
               --------------------

ARTICLE XI.......................................................................................................28
         Liens...................................................................................................28
         -----

ARTICLE XII......................................................................................................28
         Permitted Contests......................................................................................28
         ------------------

ARTICLE XIII.....................................................................................................29
         13.1. General Insurance Requirements....................................................................29
               ------------------------------
         13.2. Replacement Cost..................................................................................30
               ----------------
         13.3. Worker's Compensation.............................................................................30
               ---------------------
         13.4. Waiver of Subrogation.............................................................................30
               ---------------------
         13.5. Form Satisfactory, etc............................................................................31
               ----------------------
         13.6. Increase in Limits................................................................................31
               ------------------
         13.7. Blanket Policy....................................................................................31
               --------------
         13.8. No Separate Insurance.............................................................................31
               ---------------------

ARTICLE XIV......................................................................................................32
         14.1. Insurance Proceeds................................................................................32
               ------------------
         14.2. Reconstruction in the Event of Damage or Destruction Covered by Insurance.........................32
               --------------------------------------------------------------------------
         14.3. Reconstruction in the Event of Damage or Destruction Not Covered by Insurance.....................33
               -----------------------------------------------------------------------------
         14.4. Lessee's Property.................................................................................33
               -----------------
         14.5. Abatement of Rent.................................................................................33
               -----------------
         14.6. Damage Near End of Term...........................................................................33
               -----------------------
         14.7. Waiver............................................................................................33
               ------

ARTICLE XV.......................................................................................................33
         15.1. Definitions.......................................................................................33
               -----------
         15.2. Parties' Rights and Obligations...................................................................34
               -------------------------------
         15.3. Total Taking......................................................................................34
               ------------
         15.4. Allocation of Award...............................................................................34
               -------------------
         15.5. Partial Taking....................................................................................34
               --------------
         15.6. Temporary Taking..................................................................................35
               ----------------

ARTICLE XVI......................................................................................................35
         16.1. Events of Default.................................................................................35
               -----------------
         16.2. Surrender.........................................................................................37
               ---------
         16.3. Damages...........................................................................................37
               -------
         16.4. Waiver............................................................................................38
               ------
         16.5. Application of Funds..............................................................................38
               --------------------

ARTICLE XVII.....................................................................................................38
         Lessor's Right to Cure Lessee's Default.................................................................38
         ---------------------------------------

ARTICLE XVIII....................................................................................................39
         INTENTIONALLY OMITTED...................................................................................39

ARTICLE XIX......................................................................................................39
         19.1. REIT Requirements.................................................................................39
               -----------------

         19.2. Lessee Officer and Employee Limitation............................................................40
               --------------------------------------
         19.3. Management Agreement..............................................................................40
               --------------------

ARTICLE XX.......................................................................................................41
         Holding Over............................................................................................41
         ------------

ARTICLE XXI......................................................................................................41
         Risk of Loss............................................................................................41
         ------------

ARTICLE XXII.....................................................................................................41
         Indemnification.........................................................................................41
         ---------------

ARTICLE XXIII....................................................................................................42
         23.1. Subletting and Assignment.........................................................................42
               --------------------------
         23.2. Attornment........................................................................................43
               ----------

ARTICLE XXIV.....................................................................................................43
         24.1. Officer's Certificates; Financial Statements; Budgets; Lessor's Estoppel Certificates and
               ------------------------------------------------------------------------------------------
                  Covenants......................................................................................43
                  ---------
         24.2. Operating Budget..................................................................................44
               ----------------
         24.3. Marketing Plan....................................................................................44
               --------------
         24.4. Capital Budget....................................................................................44
               --------------
         24.5. Disputes..........................................................................................44
               --------

ARTICLE XXV......................................................................................................44
         Lessor's Right to Inspect...............................................................................44
         -------------------------

ARTICLE XXVI.....................................................................................................45
         No Waiver...............................................................................................45
         ---------

ARTICLE XXVII....................................................................................................45
         Remedies Cumulative.....................................................................................45
         -------------------

ARTICLE XXVIII...................................................................................................45
         Acceptance of Surrender.................................................................................45
         -----------------------

ARTICLE XXIX.....................................................................................................45
         No Merger of Title......................................................................................45
         ------------------

ARTICLE XXX......................................................................................................45
         Conveyance by Lessor....................................................................................45
         --------------------

ARTICLE XXXI.....................................................................................................46
         Quiet Enjoyment.........................................................................................46
         ---------------

ARTICLE XXXII....................................................................................................46
         Notices.................................................................................................46
         -------

ARTICLE XXXIII...................................................................................................46
         Appraisers..............................................................................................46
         ----------

ARTICLE XXXIV....................................................................................................47
         34.1. Lessor May Grant Liens............................................................................47
               ----------------------
         34.2. Lessee's Right to Cure............................................................................47
               ----------------------
         34.3. Breach by Lessor..................................................................................48
               ----------------

ARTICLE XXXV.....................................................................................................48
         35.1. Miscellaneous.....................................................................................48
               -------------
         35.2. Transfer of Licenses..............................................................................48
               --------------------
         35.3. Waiver of Presentment, etc........................................................................49
               ---------------------------

ARTICLE XXXVI....................................................................................................49
         Memorandum of Lease.....................................................................................49
         -------------------

ARTICLE XXXVII...................................................................................................49
         Lessor's Option to Purchase Assets of Lessee............................................................49
         --------------------------------------------

ARTICLE XXXVIII..................................................................................................49
         Lessor's Option to Terminate Lease......................................................................49
         ----------------------------------

ARTICLE XXXIX....................................................................................................50
         Compliance with Franchise Agreement.....................................................................50
         -----------------------------------

ARTICLE XL.......................................................................................................50
         40.1. Lessor Approval of Capital Expenditures...........................................................50
               ---------------------------------------
         40.2. Inventory.........................................................................................51
               ---------

EXHIBIT A -       Property Description
EXHIBIT B -       Percentage Rent
EXHIBIT C -       Capital Expenditures Policy
EXHIBIT D -       Management Agreement
EXHIBIT E -       Lease Termination Payments

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter called "Lease"), made as of the ____ day of _______________, 2001, by and between RFS Partnership, L.P., a Tennessee limited partnership (hereinafter called "Lessor"), and RFS Leasing II, Inc., a Tennessee corporation (hereinafter called "Lessee"), provides as follows.

                              W I T N E S S E T H:

         Lessor owns fee title to the Leased Property (as defined below);

         Lessor and Lessee desire to enter this Lease Agreement as a separate lease for each Leased Property.

         NOW, THEREFORE, intending to be legally bound, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.

                                    ARTICLE I

         1.1. Leased Property. The Leased Property is comprised of Lessor's interest in each of the hotel properties described in Exhibit "A" attached hereto, as it may be amended from time to time (each a "Leased Property") as follows:

                  (a) the land or ground leasehold interests described in Exhibit "A" attached hereto and by reference incorporated herein (the "Land");

                  (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and offsite), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

                  (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

                  (d) all equipment, machinery, fixtures, and other items of property required or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

                  (e) all furniture and furnishings and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto; and

                  (f) all existing leases of space within the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto).

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

         1.2. Term. The term of the Lease (the "Term") shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with the provisions hereof.

                                   ARTICLE II

         Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.

         Additional Charges:  As defined in Section 3.3.

         Affiliate: As used in this Lease the term "Affiliate" of a person shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any other person that owns, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

         Average Daily Rate: Total Room Revenues divided by occupied rooms at the Facility.

         Award:  As defined in Section 15.1(c).

         Base Rate: The rate of interest announced publicly by Citibank, N.A., in New York, New York, from time to time, as such bank's base rate. If no such rate is announced or becomes discontinued, then such other rate as Lessor may reasonably designate.

         Base Rent:  As defined in Article III.

         Beverage Sales: Shall mean gross revenue from (i) the sale of wine, beer, liquor or other alcoholic beverages, whether sold in the bar or lounge, delivered to a guest room, sold at meetings or banquets or at any other location at the Leased Property or (ii) non-alcoholic beverages sold in the bar or lounge. Such revenues shall not include the following:

         (a) Any gratuity or service charge added to a customer's bill or statement in lieu of a gratuity which is paid to an employee;

         (b) Any revenues that are subsequently credited, rebated or refunded in the ordinary course of business; and

         (c) Sales taxes or taxes of any other kind imposed on the sale of alcoholic or other beverages.

         Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of New York, New York, or in the municipality wherein the Leased Property is located are closed.

         Capital Budget:  As defined in Section 24.4.

         Capital Expenditures: Amounts advanced to pay the costs of Capital Improvements.

         Capital Improvements: Improvements to (A) the external walls and internal load bearing walls (other than windows and plate glass), (B) the roof of the Facility, (C) private roadways, parking areas, sidewalks and curbs appurtenant thereto that are under Lessee's control (other than cleaning, patching and striping), (D) mechanical, electrical and plumbing systems that service common areas, entire wings of the Facility or the entire Facility, including conduit and ductware connected thereto, and (E) items of the types described on Exhibit " C" attached hereto as items which should be capitalized.

         CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         Code:  The Internal Revenue Code of 1986, as amended.

         Commencement Date: The date set forth on Exhibit "A" attached hereto as the commencement date with respect to the Facility.

         Condemnation, Condemnor:  As defined in Section 15.1.

         Consolidated Financials: For any fiscal year or other accounting period for Lessee and its consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles and audited by nationally recognized independent certified public accountants.

         Consumer Price Index: Consumer Price Index, all Items for all Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor, as reported in The Wall Street Journal.

         CPI Adjustment Year: The calendar year next following the year in which the Commencement Date occurs, if the Commencement Date occurs between January 1 and June 30, or the second calendar year following the year in which the Commencement Date occurs, if the Commencement Date occurs between July 1 and December 31.

         Date of Taking:  As defined in Section 15.1(b).

         Encumbrance:  As defined in Section 34.1.

         Eligible Independent Contractor: A management company that meets the following requirements:

         (a) The management company does not own, directly or indirectly, more than 35% of the outstanding stock of RFS.

         (b) If the management company is a corporation, no more than 35% of the total combined voting power of its outstanding stock (or 35% of the total shares of all classes of its outstanding stock) or, if it is not a corporation, no more than 35% of the ownership interest in its assets or profits is owned, directly or indirectly, by one or more Persons owning 35% or more of the outstanding stock of RFS.

         (c) Neither RFS, the Lessor, the Lessee, nor any Affiliate thereof derives any income from the management company.

         (d) At the time that the management company enters into a management agreement with the Lessee to operate the Leased Property, the management company (or any "related person" within the meaning of Section 856(d)(9)(F) of the Code) is actively engaged in the trade or business of operating "qualified lodging facilities" within the meaning of Section 856(d)(9)(D) of the Code for any Person who is not a "related person" within the meaning of Section 856(d)(9)(F) of the Code with respect to RFS or the Lessee (an "Unrelated Person"). For purposes of determining whether the requirement of this paragraph (d) has been met, a management company shall be treated as being actively engaged in such a trade or business if the management company (i) derives at least 10% of both its profits and revenue from operating "qualified lodging facilities" within the meaning of Section 856(d)(9)(D) of the Code for Unrelated Persons or (ii) complies with any regulations or other administrative guidance under Section 856(d)(9) of the Code that provide a "safe harbor" rule with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" within the meaning of such Code section.

         Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

         Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

         Environmental Laws: All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

         Environmental Liabilities: Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

         (a) Failure of Lessee, Lessor, any Predecessor or the Leased Property to comply at any time with all Environmental Laws;

         (b) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

         (c) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

         (d) Identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

         (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

         (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

         Event of Default:  As defined in Section 16.1.

         Expiration Date: The date set forth on Exhibit "A" attached hereto as the expiration date with respect to the Facility.

         Facility: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

         [Fair Market Value: The fair market value of the leasehold estate hereunder, or under a replacement lease offered under Article XXXVIII, means an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such leasehold estate, calculated based upon the present value (discounted at a rate of interest mutually agreeable to the parties), of the net income stream reasonably projected by the parties to be earned by Lessee under such lease for the then remaining term of such lease, determined in accordance with the appraisal procedures set forth in Article XXXIII (with the understanding that such appraisers will be instructed to utilize the income stream approach as aforesaid) or in such other manner as shall be mutually acceptable to Lessor and Lessee, and assuming that such seller must pay customary closing costs.]

         FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

         Fiscal Year:  The 12-month period from January 1 to December 31.

         Fixtures:  As defined in Section 1.1.

         Food Sales: Shall mean gross revenue from the sale, for on-site consumption, of food and non-alcohol beverages sold at the Leased Property, including in respect to guest rooms, banquet rooms, meeting rooms and other similar rooms. Such revenues shall not include the following:

         (a)      Vending machine sales;

         (b) Any gratuities or service charges added to a customer's bill or statement in lieu of a gratuity which is paid to an employee;

         (c)      Non-alcoholic beverages sold from the bar or lounge;

         (d) Sales taxes or taxes of any other kind imposed on the sale of food or non-alcoholic beverages; and

         (e) Any revenues that are subsequently credited, refunded or rebated in the ordinary course of business.

         Franchise Agreement: Any franchise license agreement with a national franchisor under which the Facility is operated.

         GAAP: GAAP shall mean, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or
(c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

         Government: The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

         Gross Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the Facility (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with GAAP and the Uniform System, excluding, however: (i) funds furnished by Lessor, (ii) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iii) gratuities paid to employees, (iv) proceeds of insurance and condemnation, (v) proceeds from sales other than sales in the ordinary course of business, (vi) all loan proceeds from financing or refinancings of the Facility or interests therein or components thereof, (vii) judgments and awards, except any portion thereof arising from normal business operations of the Facility, and (viii) items constituting "allowances" under the Uniform System.

         Hazardous Materials: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

         (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

         (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

         (c)      Toxic substances, as defined in TSCA or in any Environmental
Law;

         (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law; and

         (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos and urea formaldehyde.

         Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay
(1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

         Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

         Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to Sections 8.3 or 22.1.

         Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

         Inventory: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System and including any property of the type described in Section 1221(1) of the Code.

         Land:  As defined in Section 1.1(a).

         Lease:  This Lease.

         Lease Year: Any 12-month period from January 1 through December 31 during the Term, or any shorter period at the beginning or end of the Term.

         Leased Improvements; Leased Property:  Each as defined in Section 1.1.

         Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

         Lending Institution: Any insurance company, credit company, federally insured commercial or savings bank, national banking association, savings and loan association, employees welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $10,000,000.

         Lessee: The Lessee designated on this Lease and its respective permitted successors and assigns.

         Lessee Indemnified Party: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's interest) in Lessee, the officers, directors, stockholders, employees, agents and representatives of Lessee and any corporate stockholder, agent, or representative of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, employee, agent or representative.

         Management Agreement:  As defined in Section 19.3.

         Manager:  As defined in Section 19.3.

         Net Worth: The excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets: (a) unamortized goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, and other similar intangibles; (b) all deferred charges that are not required to be capitalized in accordance with GAAP or unamortized debt discounts and expense;
(c) treasury stock; (d) securities which are not readily marketable (other than preferred stock or common stock of RFS or partnership interests of the Lessor);
(e) any write-up in the book value of any asset resulting from a revaluation thereof; (f) this Lease or any other lease between the Lessor and the Lessee; and (g) any items not included in clauses (a) through (f) above that are treated as intangibles in conformity with GAAP.

         Notice:  A notice given pursuant to Article XXXII.

         Officer's Certificate: A certificate of Lessee signed by the chief financial officer or another officer authorized so to sign by the board of directors or by-laws of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

         Operating Budget:  As defined in Section 24.2.

         Other Income: All revenues, receipts, and income of any kind derived directly or indirectly from or in connection with the Facility and included in Gross Revenues, other than Room Revenues, Food Sales and Beverage Sales.

         Overdue Rate: On any date, a rate equal to the Base Rate plus 5% per annum, but in no event greater than the maximum rate then permitted under applicable law.

         Payment Date: Any due date for the payment of any installment of Base Rent.

         Percentage Rent:  As defined in Section 3.1(b).

         Person: Any Government, natural person, corporation, partnership or other legal entity.

         Predecessor: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessee, either contractually or by operation of law, relating to the Leased Property.

         Primary Intended Use:  As defined in Section 7.2(b).

         Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

         RCRA:  The Resource Conservation and Recovery Act, as amended.

         Real Estate Taxes: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land, and any improvements thereon.

         REIT Requirements:  As defined in Section 19.1.

         Release: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

         Rent: Collectively, the Base Rent, Percentage Rent, and Additional Charges.

         RFS:  RFS Hotel Investors, Inc., a Tennessee corporation.

         Room Revenues: Shall mean gross revenue from the rental of guest rooms, whether to individuals, groups or transients, but excluding the following:

         (a) The amount of all credits, rebates or refunds to customers, guests or patrons;

         (b) All sales taxes or any other taxes imposed on the rental of such guest rooms; and

         (c) Any fees collected for amenities including, but not limited to: telephone, laundry, movies or concessions.

         SARA:    The Superfund Amendments and Reauthorization Act of 1986, as
amended.

         State:   The State or Commonwealth of the United States in which the
Leased Property is located.

         Subsidiaries: Corporations in which Lessee owns, directly or indirectly, more than 50% of the voting stock or control, as applicable (individually, a "Subsidiary").

         Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

         Term:  As defined in Section 1.2.

         Transition Date:  As defined in Section 7.2(f).

         TSCA:  The Toxic Substances Control Act, as amended.

         Unavoidable Delays: Delays due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease or any guaranty of this Lease.

         Uneconomic for its Primary Intended Use: A state or condition of the Facility such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues, such that Lessee intends to, and shall, complete the cessation of operations at the Leased Facility.

         Uniform System: Shall mean the "Uniform System of Accounts for Hotels" (9th Revised Edition, 1996) as published by the American Hotel and Motel Association, as it may be amended from time to time with such exceptions as may be required by the provisions of this Lease.

         Unsuitable for its Primary Intended Use: A state or condition of the Facility such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, due to casualty damage or loss through Condemnation, the Facility cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.

                                   ARTICLE III

         3.1. Rent. Lessee will pay to lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, at Lessor's address set forth in
Article XXXII hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, all Base Rent, Percentage Rent and Additional Charges, during the Term, as follows:

         (a) Base Rent: An annual sum in the amount set forth on Exhibit "B" hereto as the "Base Rent" for the Leased Property, payable in advance in equal, consecutive monthly installments, on or before the tenth day of each calendar month of the Term ("Base Rent"); provided, however, that the first monthly payment of Base Rent shall be payable on the Commencement Date and that the first and last monthly payments of Base Rent shall be pro rated as to any partial month (subject to adjustment as provided in Sections 5.2, 14.5, 15.3, 15.5, and 15.6); and

         (b) Percentage Rent: For each Fiscal Year during the Term commencing with the Fiscal Year in which the Commencement Date occurs, Tenant shall pay percentage rent ("Percentage Rent") quarterly, on or before the 35th day following the end of each of the first three calendar quarters in each Fiscal Year, and on or before February 10 of the next year, with respect to the fourth calendar quarter of each Fiscal Year, in an amount calculated by the following formula:

         The amount equal to the Quarterly Revenues Computation (as defined on Exhibit "B" attached hereto)

                                      less

         an amount equal to the Base Rent paid year to date for the applicable Fiscal Year less

         an amount equal to Percentage Rent paid year to date for the applicable Fiscal Year equals

         Percentage Rent for the applicable quarter.

                  Notwithstanding the amounts of Percentage Rent paid quarterly pursuant to the formula set forth above, for any Fiscal Year during the Term commencing with the Fiscal Year in which the Commencement Date occurs, the Percentage Rent payable under this Lease shall be no less than or greater than the amount calculated by the following formula:

         The amount equal to the Annual Revenues Computation (as defined on Exhibit "B" attached hereto)

                                      less

         an amount equal to the Base Rent paid year to date for the applicable Fiscal Year equals

         Percentage Rent for the applicable Fiscal Year.

         Set forth on Exhibit "B" attached hereto is an example of the Calculation of Percentage Rent.

         (c) Officer's Certificates. Additionally, an Officer's Certificate in form reasonably acceptable to Lessor shall be delivered to Lessor quarterly, together with such quarterly Percentage Rent payment, setting forth the calculation of such rent payment for such quarter within 35 days after each of the first three quarters of each Fiscal Year (or part thereof) in the Term. Such quarterly payments shall be based on the formula set forth in Section 3.1(b). There shall be no reduction in the Base Rent regardless of the result of the Revenue Computations.

         In addition, on or before February 10 of each year, commencing with the February 10 first following the end of the Fiscal Year in which the Commencement Date occurs, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation of the actual Percentage Rent that accrued for the last quarter of the Fiscal Year that ended on the immediately preceding December 31 and shall pay to Lessor Percentage Rent, if due and payable, for the last quarter of the applicable Fiscal Year. The Officer's Certificate shall also set forth the computation of the Percentage Rent accrued and paid during the Fiscal Year that ended on the immediately preceding December 31. If the annual Percentage Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate) exceeds the amount actually paid as Percentage Rent by Lessee for such year, Lessee also shall pay such excess to Lessor at the time such certificate is delivered. If the Percentage Rent actually due and payable for such Fiscal Year is shown by such certificate to be less than the amount actually paid as Percentage Rent for the applicable Fiscal Year, Lessor, at its option, shall reimburse such amount to Lessee or credit such amount against the following months' Base Rent and, to the extent necessary, the next quarters' Percentage Rent payments. Any such credit to Base Rent shall not be applied for purposes of calculating Percentage Rent payable for any subsequent quarter.

         Any difference between the annual Percentage Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate or as adjusted pursuant to Section 3.3) and the total amount of quarterly payments for such Fiscal Year actually paid by Lessee as Percentage Rent, whether in favor of Lessor or Lessee, shall bear interest at the Overdue Rate, which interest shall accrue from the close of such Fiscal Year until the amount of such difference shall be paid or otherwise discharged. Any such interest payable to Lessor shall be deemed to be and shall be payable as Additional Charges.

         The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date, and Lessee's good faith best estimate of the amount of any unresolved contractual allowances, shall be made not later than two years after such expiration or termination date, but Lessee shall advise Lessor within 60 days after such expiration or termination date of Lessee's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

                  (d) CPI Adjustments to Rent. For each Fiscal Year of the Term beginning on or after the CPI Adjustment Year, the Base Rent then in effect, and the threshold Room Revenues then included in the Quarterly and Annual Revenues Computations set forth in Section 3.1(b) shall be adjusted from time to time beginning in the CPI Adjustment Year as follows:

                  (1) The average Consumer Price Index for the most recently ended Fiscal Year shall be divided by the average Consumer Price Index for the immediately preceding Fiscal Year.

                           (A)      The new Base Rent for the then current
Fiscal Year shall be the adjusted amount obtained by multiplying the Base Rent for the immediately preceding Fiscal Year by the quotient obtained in subparagraph (d)(1) above.

                           (B)      The new threshold dollar amount in the
Quarterly and Annual Revenues Computations described in Section 3.1(b) above for the then current Fiscal Year shall be the product of the threshold dollar amount of Room Revenues in effect in the most recently ended Fiscal Year and the quotient obtained in subparagraph (1) above.

                  By way of example, if the CPI Adjustment Year were 2002, the amount of Base Rent and the threshold Room Revenues amounts (and Food Sales and Beverage Sales amounts, if applicable) in the Quarterly and Annual Revenues Computations for the Fiscal Year commencing January 1, 2002 would be adjusted to reflect any change in the average Consumer Price Index from the Fiscal Year ended December 31, 2000 as compared to the Fiscal Year ended December 31, 2001. Base Rent and the threshold Room Revenues amounts (and Food Sales and Beverage Sales amounts, if applicable) in the Quarterly and Annual Revenues Computations for the Fiscal Year commencing January 1, 2003 would be the Base Rent and threshold Room Revenues amounts (and Food Sales and Beverage Sales amounts, if applicable) applicable for the fiscal year ended December 31, 2002 as further adjusted to reflect any change in the average Consumer Price Index from December 31, 2002 as compared to December 31, 2001.

                  Lessor shall calculate the annual adjustments as soon as reasonably possible after the Consumer Price Index becomes available and shall notify Lessee in writing of the amount of the annual adjustment, together with a copy of the computation showing the adjustment amount. Adjustments calculated as set forth above in the Base Rent and threshold Room Revenues amounts (and Food Sales and Beverage Sales amounts, if applicable) shall be effective on January 1 of the Fiscal Year to which such adjusted amounts apply. If Rent is paid in any Fiscal Year prior to the determination of the amount of any adjustment to Base Rent or the threshold Room Revenues (and Food Sales and Beverage Sales amounts, if applicable) applicable for such Fiscal Year, payment adjustments for any shortfall in or overpayment of rent paid shall be made with the first Base Rent Payment due after the amount of the adjustments are determined.

                  The "average Consumer Price Index" for any period shall be the average of the Consumer Price Index for each month during the period.

                           (2)      If (i) a significant change is made in the
number or nature (or both) of items used in determining the Consumer Price Index, or (ii) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjustments to Rent hereunder. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

         3.2. Confirmation of Percentage Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with generally accepted accounting principles and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least four years after the expiration of each Fiscal Year (and in any event until the reconciliation described in Section 3.1(c) for such Fiscal Year has been made), reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent for the applicable Fiscal Years. Lessor, at its expense (except as provided hereinbelow), shall have the right from time to time by its accountants or representatives to audit the information that formed the basis for the data set forth in any Officer's Certificate provided under Section 3.1(c) and, in connection with such audits, to examine all Lessee's records (including supporting data, franchisor reports and sales and excise tax returns) reasonably required to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any such audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any audit that is commenced more than two years after the date Percentage Rent for any Fiscal Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. If any such audit discloses that the Percentage Rent actually due from Lessee for any Fiscal Year exceed those reported and paid by Lessee by more than 3%, Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

         3.3. Additional Charges. In addition to the Base Rent and Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent, including, but not limited to, the right, but not the obligation to pay such Additional Charges on behalf of the Lessee and to require reimbursement thereof by Lessee, together with interest thereon at the Overdue Rate. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

         3.4. Net Lease Provision. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term, all as more fully set forth in Article V, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent or other charges or expressly provide that certain expenses or maintenance shall be paid or performed by Lessor.

         3.5. Conversion of Property. If, during the Term, Lessee wishes to cease food and beverage operations or institute food and beverage operations at the Facility (all in accordance with the requirements of any applicable Franchise Agreement), Lessee shall give notice of such desire to Lessor. If, during the Term, Lessor wishes (a) Lessee to cease food and beverage operations or to institute food and beverage operations at the Facility (all in accordance with the requirements of any applicable Franchise Agreement), or (b) to change the franchise affiliation of the Facility or to make substantial renovations to the Facility, Lessor shall give notice thereof to Lessee. Following any such notice, Lessor and Lessee shall commence negotiations to adjust Rent to reflect the proposed renovation or change to the operation of the Facility, each acting reasonably and in good faith, and subject to Lessor's reasonable satisfaction that any Rent adjustment will not adversely affect RFS' status as a real estate investment trust under the Code. All other terms of this Lease will remain substantially the same. During negotiations, which shall not extend beyond 60 days, Lessee shall not "convert" the Facility and Lessor shall not change the franchise or commence substantial renovations and Lessee shall continue fulfilling its obligations under the existing terms of this Lease. If no agreement is reached after such 60-day period, Lessee or Lessor, as appropriate, shall withdraw such notice and this Lease shall continue in full force.

                                   ARTICLE IV

         4.1. Payment of Impositions. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (other than Real Estate Taxes, which shall be paid by Lessor) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessee shall file all personal property tax returns in such jurisdictions where it is legally required to so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessor shall provide Lessee with copies of assessment notices in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole expense, protest, appeal, or institute such other proceedings (in its or Lessor's name) as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessee, and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Lessee hereby agrees to indemnify, defend, and hold harmless Lessor from and against any claims, obligations, and liabilities against or incurred by Lessor in connection with such cooperation. Billings for reimbursement of personal property taxes by Lessee to Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities.

         4.2. Notice of Impositions. To the extent Lessor is notified of any Impositions, Lessor shall give prompt Notice to Lessee of such Impositions payable by Lessee hereunder, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

         4.3. Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

         4.4. Utility Charges. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

         4.5. Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under
Article XIII.

                                    ARTICLE V

         5.1. No Termination, Abatement, etc.. Except as otherwise specifically provided in this Lease, and except for loss of the Franchise Agreement solely by reason of any action or inaction by Lessor, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof,
(b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any Person, corporation, partnership or other entity, or by reason of eviction by paramount title, (c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

         5.2. Abatement Procedures. In the event of a partial Taking as described in Section 15.5, the Lease shall not terminate, but the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within 30 days after such partial Taking, the matter may be submitted by either party to a court of competent jurisdiction for resolution.

                                   ARTICLE VI

         6.1. Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

         6.2. Lessee's Personal Property. Lessee will acquire and maintain throughout the Term such Inventory as is required to operate the Leased Property in the manner contemplated by this Lease. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee. Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of Lessee's personal property (collectively, the "Lessee's Personal Property"). Lessee may, subject to the first sentence of this Section 6.2 and the conditions set forth below, remove any of Lessee's Personal Property set forth on such list at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property, other than Inventory, not removed by Lessee within ten days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor. Upon the expiration or earlier termination of the Term, Lessee shall sell and Lessor, or its designee, shall purchase all Inventory on hand at the Leased Property at the time of such expiration or termination for a sale price equal to Lessee's actual cost of such Inventory, as evidenced by invoices, receipts, or other reasonable documentation. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to the Lessee's Personal Property as it sees fit provided that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor (or its designee) may assume Lessee's obligations and rights under such arrangement.

         6.3. Lessor's Lien. To the fullest extent permitted by applicable law, Lessor is granted a lien and security interest on all Lessee's personal property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to such Lessee's personal property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder; provided, however, Lessor shall subordinate its lien and security interest to that of any non-Affiliate of Lessee which finances such Lessee's personal property or any non-Affiliate conditional seller of such Lessee's personal property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted.

                                   ARTICLE VII

         7.1. Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title other than Lessee for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation.

         7.2.     Use of the Leased Property.

                  (a) Lessee covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law.

                  (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

                  (c) Subject to the provisions of Articles XIV, XV, XXI and XXII, Lessee covenants and agrees that during the Term it will (1) operate continuously the Leased Property as a hotel facility, (2) keep in full force and effect and comply with all the provisions of the Franchise Agreement (other than requirements with respect to Capital Improvements), (3) not terminate or amend the Franchise Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use and (5) will seek to maximize the gross revenues generated therefrom consistent with sound business practices.

                  (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

                  (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Facility on the Leased Property.

                  (f) Throughout the Term, neither Lessee nor any Affiliate of Lessee shall own, lease, operate, manage, franchise or have any interest in any hotel or motel that is within a five (5) mile radius of any hotel or motel property in which Lessor or an Affiliate of Lessor has an interest on the date Lessee or its Affiliate would otherwise commence operating or managing such property, other than pursuant to this Lease or another lease, agreement or arrangement with Lessor or an Affiliate of Lessor. Lessee agrees to notify Lessor, from time to time at the request of Lessor, of the location of any hotel or motel property the Lessee or any Affiliate owns, leases, operates, manages or has an interest in. Lessor agrees to notify Lessee, from time to time at the request of Lessee, of the location of any hotel or motel property in which Lessor or an Affiliate of Lessor has an interest. At the request of Lessor, Lessee shall provide such information as Lessor may reasonably request in order to confirm to the Lessor that the requirements of this paragraph (f) are satisfied.

         7.3. Lessor to Grant Easements, etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and
(f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

                                  ARTICLE VIII

         8.1. Compliance with Legal and Insurance Requirements, etc. Subject to Section 8.3(b) below and Article XII relating to permitted contests, and subject further to the obligations of Lessor with respect to Capital Improvements as set forth in Section 9.1(b), Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

         8.2. Legal Requirement Covenants. Subject to Section 8.3(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all such sub-tenants, invitees or others to so comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal Requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Facility or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

         8.3. Environmental Covenants. Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof) covenant and agree as follows:

                  (a) At all times hereafter until such time as all liabilities, duties or obligations of Lessee to the Lessor under the Lease have been satisfied in full, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, subject to the obligations of Lessor with respect to Capital Improvements as set forth in
Section 9.1(b) unless caused by the acts or grossly negligent failures to act of Lessee. Lessee agrees to give Lessor written notice of the following, promptly after Lessee receives knowledge thereof: (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

                  (b) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities other than Environmental Liabilities which were caused by the acts or grossly negligent failures to act of Lessee.

                  (c) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities caused by the acts or grossly negligent failures to act of Lessee.

                  (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgement.

                  (e) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to Lessee stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

                  (f) The indemnification rights and obligations provided for in this Article VIII shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.

                  (g) The indemnification rights and obligations provided for in this Article VIII shall survive the termination of this Agreement.

         For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

         Notwithstanding anything to the contrary contained in this Agreement, if Lessor shall become entitled to the possession of the Leased Property by virtue of the termination of the Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under Section 8.3 of this Agreement (but not any other rights hereunder) to any Person to whom the Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein:

                  (1) The indemnification rights referred to in this section may be assigned only if a known Environmental Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

                  (2) Such indemnification rights shall be limited to Environmental Liabilities relating to or specifically affecting the Leased Property; and

                  (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

                                   ARTICLE IX

         9.1.     Maintenance and Repair.

                  (a) Except as provided in Section 9.1(b) or Article XIV, Lessee, at its sole expense, will keep the Leased Property in good order and repair except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, with reasonable promptness, make all necessary and appropriate repairs, replacements, and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

                  (b) Notwithstanding Lessee's obligations under Section 9.1(a) above or elsewhere in this Lease, unless caused by Lessee's negligence or willful misconduct or that of its employees or agents, Lessee shall not be responsible for any Capital Improvements, including (without limitation) Capital Improvements required by the Franchisor under the Franchise Agreement. Lessor shall be responsible for all Capital Improvements, subject to (i) Lessor's right to approve the Capital Budget pursuant to Article XL, and (ii) Lessor's right in its sole discretion to refuse to make any Capital Expenditure required by the Franchisor; provided that, if such refusal results in a default under or termination of the Franchise Agreement, Lessor shall be responsible for all damages, termination payments payable by Lessee under the terms of the Franchise Agreement, application fees for a new franchise license approved by Lessor, increased royalty fees and other costs arising out of such refusal or out of the resulting need to apply for and enter into a substitute franchise license agreement. Except as set forth in the preceding sentence, Lessor shall not under any circumstances be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

                  (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

                  (d) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair, as would a prudent owner, during the entire Term of the Lease, to the extent required in Section 9.1(a)), or damage by casualty or Condemnation (subject to the obligations of Lessee to restore or repair as set forth in the Lease.)

         9.2. Encroachments, Restrictions, Etc. If any of the Leased Improvements, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment; provided, however, that any Capital Improvement shall be the responsibility of Lessor. Any such alteration shall be made in conformity with the applicable requirements of
Article X. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor.

                                    ARTICLE X

         10.1. Alterations. Lessee shall have the right to make additions, modifications or improvements to the Leased Property from time to time as Lessee, in its discretion, may deem to be desirable for its permitted uses and purposes, provided that such action will not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor.

         10.2. Salvage. All materials which are scrapped or removed in connection with the making of repairs required by Articles IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

         10.3. Joint Use Agreements. If Lessee constructs additional improvements that are connected to the Leased Property or share maintenance facilities, HVAC, electrical, plumbing or other systems, utilities, parking or other amenities, the parties shall enter into a mutually agreeable cross-easement or joint use agreement to make available necessary services and facilities in connection with such additional improvements, to protect each of their respective interests in the properties affected, and to provide for separate ownership, use, and/or financing of such improvements.

                                   ARTICLE XI

         Liens. Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article XXIII hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by
Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than 60 days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of
Article XXXIV of this Lease.

                                   ARTICLE XII

         Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust or security deed encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any claims.

                                  ARTICLE XIII

         13.1. General Insurance Requirements. During the Term of this Lease, Lessor shall at all times keep the Leased Property insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name Lessor as the insured or as an additional named insured, as the case may be. Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment shall require the written consent of Lessor and Lessee, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall include:

                  (a) Building insurance on the "Special Form" (formerly "All Risk" form) (including earthquake and flood in reasonable amounts as determined by Lessor) in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor, and personal property insurance on the "Special Form" in the full amount of the replacement cost thereof;

                  (b) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in the minimum amount of $5,000,000 or in such greater amounts as are then customary or as may be reasonably requested by Lessor from time to time;

                  (c) Loss of income insurance on the "Special Form", in the amount of one year of Base Rent for the benefit of Lessor, and business interruption insurance on the "Special Form" in the amount of one year of gross profit, for the benefit of Lessee;

                  (d) Commercial general liability insurance, with amounts not less than $10,000,000 covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, and "all risk legal liability" (including liquor law or "dram shop" liability if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee;

                  (e) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered as may be reasonably requested by Lessor;

                  (f) Fidelity bonds with limits and deductibles as may be reasonably requested by Lessor, covering Lessee's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

                  (g) Workers' compensation insurance to the extent necessary to protect Lessor and the Leased Property against Lessee's workers' compensation claims;

                  (h) Vehicle liability insurance for owned, non-owned, and hired vehicles, in the amount of $1,000,000;

                  (i) Such other insurance as Lessor may reasonably request for facilities such as the Leased Property and the operation thereof; and

         Lessor shall keep in force the foregoing insurance coverages at its expense; provided, however, that Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverages required under Sections 13.1(c)-13.1(i) and any other "casualty" coverages required by Lessor.

         13.2. Replacement Cost. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Lease Term, it shall have the right to have such full replacement cost re-determined.

         13.3. Worker's Compensation. Lessee, at its sole cost, shall at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

         13.4. Waiver of Subrogation. All insurance policies carried by Lessor or Lessee covering the Leased Property, the Fixtures, the Facility or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

         13.5. Form Satisfactory, etc. All of the policies of insurance referred to in this Article XIII shall be written in a form, with deductibles and by insurance companies satisfactory to Lessor. Subject to the right to reimbursement or credit specified in Section 13.1, Lessor shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessee prior to their effective date (and, with respect to any renewal policy, 30 days prior to the expiration of the existing policy), and in the event of the failure of Lessor either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessee at the times required, Lessee shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, and Lessor shall reimburse Lessee for any premium or premiums paid by Lessee for the coverages required under Sections 13.1(a) and 13.1(b) upon written demand therefor, and Lessor's failure to repay the same within 30 days after Notice of such failure from Lessee shall constitute an Event of Default within the meaning of Section 16.1(b). Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessee, that it will give to Lessee 30 days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

         13.6. Increase in Limits. If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor or Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section.

         13.7.    Blanket Policy.

         Notwithstanding anything to the contrary contained in this Article XIII, Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessor; provided, however, that the coverage afforded to Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article 0 are otherwise satisfied.

         13.8. No Separate Insurance. Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article XIII to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor that Lessee has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

                                   ARTICLE XIV

         14.1. Insurance Proceeds. Subject to the provisions of Section 14.6, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by
Article XIII of this Lease shall be paid to Lessor and held by Lessor in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessor. If neither Lessor nor Lessee is required or elects to repair and restore, all insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor.

         14.2. Reconstruction in the Event of Damage or Destruction Covered by Insurance.

                  (a) Except as provided in Section 14.6, if during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessee shall be obligated, but only to the extent of any insurance proceeds made available to Lessee and any other sums advanced by Lessor pursuant to the next sentence, to restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease. If the insurance proceeds are not adequate to restore the Facility to that condition, each of Lessor and Lessee shall have the right to terminate this Lease, without in any way affecting any other leases in effect between Lessor and Lessee, by giving Notice to the other and all insurance proceeds shall be retained by Lessor; provided, however that, if such termination is by Lessee, Lessor shall have the right, in its sole discretion, to nullify the termination and keep this Lease in full force by providing, within thirty (30) days after Lessee's Notice of termination, a Notice to Lessee of Lessor's unconditional, legally binding obligation to be responsible for all restoration costs in excess of the insurance proceeds. If this Lease is terminated by either party as aforesaid (and such termination is not nullified by Lessor) and if the inadequacy of insurance proceeds was the result of Lessor's failure to maintain the proper insurance coverages as required pursuant to Article XIII, Lessor shall, within 180 days after such termination, either (i) pay to Lessee the Fair Market Value of the leasehold estate hereunder as of the termination date or (ii) offer to lease to Lessee one or more hotel facilities pursuant to one or more leases that would create for Lessee leasehold estates having an aggregate Fair Market Value no less than the Fair Market Value of the leasehold estate hereunder, as of the date of termination. If this Lease is not terminated and Lessee restores the Facility, the insurance proceeds, and any other sums made available by Lessor as aforesaid, shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions, and any excess proceeds remaining after such restoration shall be retained by Lessor.

                  (b) Notwithstanding the provisions of Section 14.2(a) above, if Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses and conditional use permits, after diligent efforts to do so, to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of the Lease, either Lessor or Lessee may terminate this Lease by providing Notice to the other party, without in any way affecting any other Leases then in effect between Lessor and Lessee.

         14.3. Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 14.6, if during the Term the Facility is totally or materially destroyed by a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, the provisions of
Section 14.2 applicable to casualties for which insurance proceeds are inadequate shall govern.

         14.4. Lessee's Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

         14.5. Abatement of Rent. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the first six months of any period required for the applicable repair and restoration. Thereafter, Base Rent shall be equitably abated.

         14.6.    Damage Near End of Term. Notwithstanding any provisions of
Section 14.2 or 14.3 appearing to the contrary, if damage to or destruction of the Facility unsuitable for its Primary Intended Use occurs during the last 24 months of the Term, then Lessee shall have the right to terminate this Lease by giving written notice to Lessee within 30 days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Lease shall automatically terminate five days after the date of such notice.

         14.7. Waiver. Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of the Facility that Lessor is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE XV

         15.1.    Definitions.

                  (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                  (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                  (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         15.2. Parties' Rights and Obligations. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.

         15.3. Total Taking. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor, without in any way affecting any other Leases then in effect between Lessor and Lessee. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

         15.4. Allocation of Award. The total Award made with respect to the Leased Property in connection with a Total Taking shall be equitably apportioned between Lessor and Lessee in proportion to the then fair market values of the respective estates and interests of Lessor and Lessee in and to the Leased Property and under this Lease.

         15.5. Partial Taking. If title to less than the whole of the Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects not to terminate this Lease as provided in
Section 15.3, Lessee at its cost shall with all reasonable dispatch , but only to the extent of any condemnation awards made available to Lessee and any other sums advanced by Lessor pursuant to the next sentence, restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. If the condemnation awards are not adequate to restore the Facility to that condition, each of Lessor and Lessee shall have the right to terminate this Lease, without in any way affecting any other leases in effect between Lessor and Lessee, by giving Notice to the other; provided, however that, if such termination is by Lessee, Lessor shall have the right, in its sole discretion, to nullify the termination and keep this Lease in full force by providing, within thirty (30) days after Lessee's Notice of termination, a Notice to Lessee of Lessor's unconditional, legally binding obligation to be responsible for all restoration costs in excess of the condemnation awards. If this Lease is not terminated and Lessee restores the Facility, the condemnation awards, and any other sums made available by Lessor as aforesaid, shall be held in trust by Lessor and paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions, and any excess awards remaining after such restoration shall be retained by Lessor unless the partial condemnation materially impairs the operations or financial performance of the Facility, in which latter event the award shall be equitably apportioned between Lessor and Lessee in proportion to the then fair market values of the respective estates and interests of Lessor and Lessee in and to the Leased Property and under this Lease.

         15.6. Temporary Taking. If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amounts of Base Rent and Additional Charges. In addition, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee and, except for any portion thereof utilized for restoration, shall be deemed to be Room Revenues for the purpose of calculating the Percentage Rent payable hereunder during such temporary taking. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense (subject to Lessor's contribution as set forth below), restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless (a) such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration, or (b) the condemnation award is inadequate to cover the costs of such restoration, in which case the provisions of Section
15.5 applicable to inadequate awards shall govern. If restoration is required in connection with such temporary taking and the condemnation award (together with any other sums Lessor elects, in its sole discretion, to advance) is adequate to pay the costs thereof, the provisions of Section 15.5 shall govern the disbursement of the awards (and other sums, if applicable) and the disposition of any awards in excess of restoration costs. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any, and Lessee shall fund the balance of such costs in advance of restoration in a manner reasonably satisfactory to Lessor.

                                  ARTICLE XVI

         16.1. Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

                  (a) if Lessee fails to make payment of the Base Rent when the same becomes due and payable for a period of ten days after receipt by the Lessee of Notice from the Lessor thereof;

                  (b) if Lessee fails to make payment of quarterly Percentage Rent when the same becomes due and payable and such condition continues for a period of ten days after receipt by the Lessee of Notice from the Lessor thereof;

                  (c) if Lessee fails to observe or perform any term, covenant or condition of this Lease, other than the payment of Rent, and such failure is not cured by Lessee within a period of 30 days after receipt by the Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond 90 days after such Notice; or

                  (d) if the Lessee shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within 60 days after such appointment; or

                  (e) if Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or

                  (f) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with Article XII hereof); or

                  (g) if, except as a result of damage, destruction or a partial or complete Condemnation, Lessee voluntarily ceases operations on the Leased Property for a period in excess of 30 days; or

                  (h) if: (A) an event of default has been declared by the franchisor under the Franchise Agreement with respect to the Facility on the Leased Premises as a result of any action or failure to act by Lessee or any Person with whom Lessee contracts for management services at the Facility, other than a failure to complete a Capital Improvement required by the Franchisor resulting from Lessor's failure to fund the Capital Expenditure therefor pursuant to Section 9.1(b), and (B) Lessee has failed, within 30 days thereafter, to cure such default by either (1) curing the underlying default under the Franchise Agreement and paying all costs and expenses associated therewith, or (2) obtaining at Lessee's sole cost and expense a substitute franchise license agreement with a substitute franchisor acceptable to Lessor, on terms and conditions acceptable to Lessor; provided, however, that if Lessee is in good faith disputing an assertion of default by the franchisor or is proceeding diligently to cure such default, the 30-day period shall be extended for such period of time as Lessee continues to dispute such default in good faith or diligently proceeds to cure such default, so long as there is no period during which the Facility is not operated pursuant to a Franchise Agreement approved by Lessor;

                  then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease by giving Lessee not less than ten days' Notice of such termination.

         If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

         No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (c) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee remedies such default or Event of Default without further delay.

         16.2. Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages, except unless otherwise required by applicable law.

         16.3. Damages. Neither (a) the termination of this Lease, (b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

         Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

                  (1) Without termination of Lessee's right to possession of the Leased Property, each installment of Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease; or

                  (2)      the sum of:

                           (A) the unpaid Rent which had been earned at the time of termination, repossession or reletting, and

                           (B) the worth at the time of termination, repossession or reletting of the amount by which the unpaid Rent for the balance of the Term after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, and

                           (C) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things, would be likely to result therefrom. The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus 1%.

         Rent for the purposes of this Section 16.3 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if three Fiscal Years shall not have elapsed, the average of the Percentage Rent during the preceding Fiscal Years during which the Lease was in effect, or (iii) if one Fiscal Year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Lease.

         16.4. Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt and Lessor waives any right to "pierce the corporate veil" of Lessee other than to the extent funds shall have been inappropriately paid any Affiliate of Lessee following a default resulting in an Event of Default.

         16.5. Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.

                                  ARTICLE XVII

         Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.4, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVIII

                              INTENTIONALLY OMITTED

                                   ARTICLE XIX

         19.1.    REIT Requirements.

                  (a) Lessee understands that, in order for RFS to qualify as a REIT, the following requirements (the "REIT Requirements") must be satisfied:

                           (i)      The average of the fair market values of
Lessor's personal property that is leased to Lessee under a lease at the beginning and end of a calendar year cannot exceed 15% of the average of the aggregate fair market values of all of Lessor's property that is leased to Lessee under such lease at the beginning and end of such calendar year.

                           (ii)     Lessee cannot sublet the property that is
leased to it by Lessor, or enter into any similar arrangement, on any basis such that the rental or other amounts paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or profits derived by the business activities of the sublessee or (ii) any other formula such that any portion of the rent paid by Lessee to Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code.

                           (iii)    Lessee cannot sublease the property leased
to it by Lessor to, or enter into any similar arrangement with, any person in which RFS owns, directly or indirectly, a 10% or more interest, within the meaning of Section 856(d)(2)(B) of the Code.

                           (iv)     Lessee agrees to make an election to be, and
to operate as a "taxable REIT subsidiary" of RFS within the meaning of Section 856(e) of the Code.

                           (v)      No person can own, directly or directly,
capital stock of RFS that exceeds the "Limit" (as defined in RFS' Charter, as amended and restated).

                           (vi)     Lessee shall not (i) directly or indirectly
operate or manage a "lodging facility" within the meaning of Section 856(d)(9)(D)(ii) of the Code or a "health care facility" within the meaning of
Section 856(e)(6)(D)(ii) or (ii) directly or indirectly provide to any other person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility is operated; provided, however, that Lessee may provide such rights to Manager to operate or manage a lodging facility as long as such rights are held by Lessee as a franchisee, licensee, or in a similar capacity and such lodging facility is either owned by Lessee or is leased to Lessee by Lessor or one of its Affiliates.

         (b) Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, to use its best efforts to permit the REIT Requirements to be satisfied. Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, to cooperate in good faith with RFS and Lessor to ensure that the REIT Requirements are satisfied, including but not limited to, providing RFS with information about the ownership of Lessee, and its Affiliates to the extent that such information is reasonably available. Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, upon request by RFS, and, where appropriate, at RFS's expense, to take reasonable action necessary to ensure compliance with the REIT Requirements. Immediately after becoming aware that the REIT Requirements are not, or will not be, satisfied, Lessee shall notify, or use reasonable efforts to cause its Affiliates to notify, RFS of such noncompliance.

         19.2. Lessee Officer and Employee Limitation. Anything contained in this Lease to the contrary notwithstanding, none of the officers or employees of the Lessee or any Affiliate shall be officers or employees of Manager (or any Person who operates or manages the Leased Property). In addition, if a Person serves as both (a) a director of the Lessee or any Affiliate and (b) a director and officer (or employee) of Manager (or any Person who operates or manages the Leased Property), that Person shall not receive any compensation for serving as a director of the Lessee or any Affiliate. If a person serves as both (a) a director of Manager or any Affiliate (or any Person who operates or manages the Leased Property) and (b) a director and officer (or employee) of Lessee, that Person shall not receive any compensation for serving as a director of Manager.

         19.3. Management Agreement. Lessee agrees that, in order to comply with certain of the REIT Requirements, it will, at all times during the Term, cause the Leased Property to be operated and managed by a management company ("Manager") that is an Eligible Independent Contractor. Effective as of the Commencement Date, the Lessee shall enter into an initial management agreement in the form of Exhibit "D" attached hereto (the "Management Agreement") and Lessee shall provide Lessor with an executed copy thereof. Lessee may not amend, modify or terminate the Management Agreement in any respect or change the Manager without the prior written consent of Lessor. Lessee shall also provide Lessor with copies of any amendments or modifications to the Management Agreement which are entered into from time to time or any other management agreement. Lessor shall have the right to approve in advance any Manager.

                                   ARTICLE XX

         Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month and
(c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE XXI

         Risk of Loss. During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee except as specifically provided in this Lease, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to Section 34.3, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                  ARTICLE XXII

         Indemnification. Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to Section 16.4 and Article VIII, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of Lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of Condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

         Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Lease or (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease.

         Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

         Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

                                  ARTICLE XXIII

         23.1.    Subletting and Assignment. Subject to the provisions of
Article XIX and Section 23.2 and any other express conditions or limitations set forth herein, Lessee may, but only with the prior written consent of Lessor, (a) assign this Lease or sublet all or any part of the Leased Property to an Affiliate of Lessee, or (b) sublet any retail or restaurant portion of the Leased Improvements in the normal course of the Primary Intended Use; provided that any subletting to any party other than an Affiliate of Lessee shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential Percentage Rent payable under this Lease. In the case of a subletting, the sublessee shall comply with the provisions of
Section 23.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. Notwithstanding the above, Lessee may assign the Lease to an Affiliate without the consent of Lessor; provided that any such assignee assumes in writing and agrees to keep and perform all of the terms of the Lease on the part of the Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

         23.2. Attornment. Lessee shall insert in each sublease permitted under Section 23.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

                                  ARTICLE XXIV

         24.1. Officer's Certificates; Financial Statements; Budgets; Lessor's Estoppel Certificates and Covenants.

                  (a) At any time and from time to time upon not less than 20 days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default exists thereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

                  (b) Throughout the Term, Lessee will furnish to Lessor such historical financial information of Lessee and the Facility as Lessor may reasonably request and shall provide Lessor access to Lessee's books and records with respect thereto.

                  (c) At any time and from time to time upon not less than 20 days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.

                  (d) Lessee covenants that during the Term it will maintain a ratio of debt-to-Net Worth of 50% or less, exclusive of capitalized leases.

                  (e) During the Term, Lessee will maintain a net worth of not less than $11 million.

         24.2. Operating Budget. Not later than sixty (60) days prior to the commencement of each Lease Year, Lessee, in consultation with the Manager, shall prepare and submit to Lessor an operating budget (the "Operating Budget") in form and substance satisfactory to Lessor, prepared in accordance with the requirements of this Section 24.2. The Operating Budget shall be prepared in accordance with the Uniform System to the extent applicable and show by month and quarter and for the year as a whole in the degree of detail specified by the Uniform System for monthly statements, and in accordance with the detail level of monthly financial statements, the following:

                  (a) Lessee's reasonable estimate of Gross Revenues, Room Revenues, Food Sales and Beverage Sales (including room rates) for the Facility for the forthcoming Lease Year itemized on schedules on a monthly and quarterly basis as approved by Lessor and Lessee, together with the assumptions, in narrative form, forming the basis of such schedules.

                  (b)      A cash flow projection.

                  (c) Lessee's reasonable estimate for each quarter of the Lease Year of Percentage Rent.

         24.3. Marketing Plan. Not later than sixty (60) days prior to the commencement of each Lease Year, Lessee, in consultation with the Manager, will prepare and submit to Lessor a narrative description of the program for advertising and marketing the Facility for the forthcoming Lease Year (the "Marketing Plan") containing a detailed budget itemization of the proposed advertising expenditures by category and the assumptions, in narrative form, forming the basis of such budget itemization.

         24.4. Capital Budget. Not later than sixty (60) days prior to the commencement of each Lease Year, Lessor shall prepare and submit to Lessee a capital budget (the "Capital Budget") prepared in accordance with this Section
24.4. The Capital Budget shall be prepared in accordance with the Uniform System to the extent applicable and shall set forth Lessor's proposed Capital Expenditures for the ensuing Lease Year.

         24.5. Disputes. In the event of any dispute between Lessor and Lessee as to the Operating Budget, the Marketing Plan or the Capital Budget, Lessor and Lessee shall act promptly, reasonably and in good faith in seeking to resolve such disputes and in arriving at a mutually acceptable Operating Budget, Marketing Plan and Capital Budget.

                                   ARTICLE XXV

         Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee.

                                  ARTICLE XXVI

         No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                  ARTICLE XXVII

         Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                 ARTICLE XXVIII

         Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXIX

         No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                   ARTICLE XXX

         Conveyance by Lessor. If Lessor or any successor owner of the Leased Property conveys the Leased Property to a Person other than an Affiliate of Lessor in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                  ARTICLE XXXI

         Quiet Enjoyment. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                  ARTICLE XXXII

         Notices. All notices, demands, requests, consents approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served, mailed (by registered or certified mail, return receipt requested and postage prepaid) or sent by facsimile, addressed to Lessor at 850 Ridge Lake Blvd., Suite 220, Memphis, Tennessee 38120, Facsimile (901) 818-5260,
Attention: President, and addressed to Lessee at 850 Ridge Lake Boulevard, Suite 220, Memphis Tennessee 38120, Attention: President, Facsimile (901) 818-5260, or to such other address or addresses as either party may hereafter designate. Personally delivered Notice shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.

                                 ARTICLE XXXIII

         Appraisers. If it becomes necessary to determine the Fair Market Value of the leasehold estate hereunder for any purpose of this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within 10 days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State appraising property similar to the Leased Property, shall, within 45 days after the date of the Notice appointing the first appraiser, proceed to determine the Fair Market Value of the leasehold estate hereunder as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5% of the lesser of such amounts, then the Fair Market Value shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5% of the lesser of such amounts, then such two appraisers shall have 20 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of Fair Market Value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Value within 45 days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value of the leasehold estate hereunder. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                  ARTICLE XXXIV

         34.1. Lessor May Grant Liens. Without the consent of Lessee, Lessor may, subject to the terms and conditions set forth below in this Section 34.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall (a) contain the right to prepay (whether or not subject to a prepayment penalty); (b) provide that it is subject to the rights of Lessee under this Lease, (c) contain the Agreement by the holder of the Encumbrance that it will
(1) give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure under such Encumbrance, (2) permit Lessee to cure any such default on Lessor's behalf within any applicable cure period, and Lessee shall be reimbursed by Lessor for any and all costs incurred in effecting such cure, including without limitation out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees) and (3) permit Lessee to appear by its representative and to bid at any sale in foreclosure made with respect to any such Encumbrance. Upon the request of Lessor, Lessee shall subordinate this Lease to the lien of a new mortgage on the Leased Property, on the condition that the proposed mortgagee executes a non-disturbance agreement recognizing this Lease, and agreeing, for itself and its successors and assigns, to comply with the provisions of this Article XXXIV.

         34.2. Lessee's Right to Cure. Subject to the provisions of Section 34.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 34.2 shall survive the termination of this Lease with respect to the Leased Property.

         34.3. Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Lessor, within such 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. If Lessor fails to cure any such breach within the grace period described above, Lessee, without waiving or releasing any obligations hereunder, and in addition to all other remedies available to Lessee at law or in equity, may purchase the Leased Property from Lessor for a purchase price equal to the then Fair Market Value. If Lessee elects to purchase the Leased Property it shall deliver a Notice thereof to Lessor specifying a settlement date to occur not less than 90 days subsequent to the date of such Notice on which it shall purchase the Leased Property.

                                  ARTICLE XXXV

         35.1. Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

         35.2. Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee or designee all Franchise Agreements, licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility (collectively, "Licenses"), or
(ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, all Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

         35.3. Waiver of Presentment, etc. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

                                  ARTICLE XXXVI

         Memorandum of Lease. Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

                                 ARTICLE XXXVII

         Lessor's Option to Purchase Assets of Lessee. Effective on not less than 90 days prior Notice given at any time within 180 days before the expiration of the Term, but not later than 90 days prior to such expiration, or upon such shorter Notice period as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase all (but not less than all) of the assets of Lessee, tangible and intangible, relating to the Leased Property (other than this Lease), at the expiration or termination of this Lease for an amount (payable in cash on the expiration date of this Lease) equal to the fair market value thereof as agreed to by the parties or, in the absence of such agreement, as determined by appraisal in conformity with Article XXXIII, except that the appraisers need not be members of the American Institute of Real Estate Appraisers, but rather shall be appraisers having at least ten years experience in valuing similar assets. Notwithstanding any such purchase, Lessor shall obtain no rights to any trade name or logo used in connection with the Franchise unless separate agreement as to such use is reached with the applicable franchisor.

                                 ARTICLE XXXVIII

         Lessor's Option to Terminate Lease. Lessor may terminate the Lease as to any Leased Property prior to the Expiration Date by giving to Lessee not less than thirty (30) days prior Notice of Lessor's election to terminate this Lease. Effective upon the termination date set forth in the Notice, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease. As compensation for the early termination of Lessee's leasehold estate under this
Article XXXVIII, Lessor shall, within 180 days following the termination date, either (a) pay to Lessee the amount determined pursuant to Exhibit "E" attached hereto as of the termination date of the Lease with respect to the Leased Property or (b) within one year following the termination date offer to lease to Lessee one or more substitute hotel facilities pursuant to one or more leases that would create for the Lessee leasehold estates that have an aggregate Fair Market Value of no less than the Fair Market Value of the leasehold estate for the Leased Property being terminated hereunder, both such values as determined as of the termination date of the Lease; provided, however, that in the event Lessor does not pay to Lessee the termination amount or offer to lease to Lessee substitute hotel facilities which meet the requirements described above within 180 days following the termination date, Lessor may extend the 180 day period for an additional 185 days and interest on the amount of the termination payment determined pursuant to Exhibit "E" shall accrue at the Base Rate from the 181st day following the termination date until the date of payment or offer of a substitute lease and the amount of any accrued interest shall be added to the termination payment determined pursuant to Exhibit "E" or shall be included in the computation of the Fair Market Value of the leasehold estate for purposes of this Article XXXVIII. If Lessor elects and complies with the option described in
(b) above, regardless of whether Lessee enters into the lease(s) described therein, Lessor shall have no further obligations to Lessee with respect to compensation for the early termination of the Lease. In the event Lessor and Lessee are unable to agree upon the fair market value of an original or replacement leasehold estate, it shall be determined by appraisal using the appraisal procedure set forth in Article XXXIII.

                                  ARTICLE XXXIX

         Compliance with Franchise Agreement. To the extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of this Lease, then Lessee shall be obligated to comply with the provisions of the Franchise Agreement (other than requirements with respect to Capital Improvements). It is the intent of the parties hereto that Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Lease. Lessee shall not terminate, extend or enter into any modification of the Franchise Agreement without in each instance first obtaining Lessor's prior written consent. Lessor and Lessee agree to cooperate with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property, and in any transfer of the Franchise Agreement to Lessor or any designee of Lessor or any successor to Lessee upon the termination of this Lease. In the event of expiration or termination of a Franchise Agreement, for whatever reason, the Lessor will have the right, in its sole discretion, to approve any new Franchise Agreement for the Facility. If, upon any expiration or earlier termination of this Lease (other than upon an Event of Default by Lessee), a Franchise Agreement remains in effect, or would but for such expiration or termination remain in effect, Lessor shall indemnify, defend and hold Lessee harmless with respect to the obligations and liabilities arising thereunder after the date of expiration or termination of this Lease.

                                   ARTICLE XL

         40.1. Lessor Approval of Capital Expenditures. All Capital Expenditures whether pursuant to the Capital Budget or otherwise shall be subject to the approval of Lessor, which approval shall extend both to the plans and specifications (including matters of design and decor) and to the contracting and purchasing of all labor, services and materials. Lessor shall have the right to require competitive bidding of contracts for Capital Improvements, review all bids and monitor costs, time, quality and performance. The foregoing restrictions shall not apply to emergency Capital Expenditures made by Lessee in amounts not to exceed $25,000, and with prior notice to Lessor (if possible under the circumstances).

         40.2. Inventory. On the Commencement Date, Lessee agrees to purchase from Lessor, for cash, any Inventory at the Facility at a price equal to the fair market value as agreed by Lessor and Lessee.

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                                    "LESSOR"

                                    RFS PARTNERSHIP, L.P.


                                    By:  RFS Hotel Investors, Inc.
                                    Its: General Partner



                                    By:
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------


                                    "LESSEE"

                                    RFS LEASING II, INC.



                                    By:
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------

                                   Exhibit "A"

                              PROPERTY DESCRIPTION

                                   Exhibit "B"

                                 PERCENTAGE RENT

                                   Exhibit "C"

                                   RFS HOTELS
                           CAPITAL EXPENDITURES POLICY

                              CAPITAL EXPENDITURES


A capital expenditure is defined as an investment in a readily identifiable facility which (l) is held for use or income rather than for sale or conversion into goods or cash and (2) has a useful service life in excess of one year. Nonrecurring expenses directly associated with the investment should be included as part of the total expenditure for evaluation purposes, this includes preopening expenses.

Capitalization Policy

If the cost of the capital addition is $2,500 or greater and the items acquired have an expected service life of more than one year, the expenditure is capitalized. See "Maintenance and Repairs" for those expenditures which are expensed without regard to the $2,500 guideline. If the item(s) acquired meet the more than one-year life criterion, but the total invoice cost is less than $2,500, the expenditure is considered an expense item.

Replacement - Component Parts

If the estimated job or total invoice cost (including parts and labor) of any particular item or series of items acquired with respect to one particular job for replacement of the following major building components is under $2,500, the expenditure is to be expensed to maintenance and repairs:

         Heating Equipment - Pumps, boilers, heat exchangers, thermostats, pressure gauges, alarm devices, piping.

         Plumbing Equipment - Pumps, meters, sprinkler and fire alarm system, piping.

         Air Conditioning Equipment - Compressors, condensers, motors, cooling towers, evaporative coolers, piping.

         Fire Prevention Equipment - Major fire system sprinklers, smoke detectors.

         Power - Transformer, conduits and boxes, panel boards, switches and outlets.

Betterments

If the estimated job or total invoice cost is $2,500 or above, and the expenditure(s) will extend the useful life of an asset previously capitalized, then the expenditure should be capitalized.

                                   EXHIBIT "C"

                                   RFS HOTELS
                           CAPITAL EXPENDITURES POLICY


Maintenance and Repairs

The following replacement expenditures are considered maintenance and repairs and are not subject to the total invoice cost guideline of $2,500.

         Repainting of Buildings, Pools, Park Areas (1)(6)
         Refinishing of Furniture (2)
         Glass Replacement
         Maintenance Service Contracts, such as Yard, Television, Elevator, Swimming Pool or Wall Paper or Vinyl (2)
         Reupholstery of Furniture (2)
         Replastering (2)
         Replacement of Chain Locks, Key Blanks, Keys, Locks, Locksets. Locks and locksets installed in new doors or offering substantial security improvements should be capitalized if the invoice is over $1000. Patching Parking Lot (3)
         Roof Repairs (4)
         Waterproofing of Lamp Globes & Lightbulbs
         Section Replacement for Neon Signs
         Caulking and Sealing (1)
         Chrome Fittings such as Faucets, Towel Bars, etc. (2)
         Toilet and Toilet Seats
         Stolen or Damaged Television
         Small Parts for Equipment
         Landscaping/Plants (5)
         Clocks, Clock-Radios or Similar Small Items (2)

Capital Items

         1. If the complete exterior of the building is repainted, including caulking and sealing of the building, those costs will be capitalized.

         2. Expenditures for interior painting, wall paper, refinishing of furniture, replastering, or reupholstering may be capitalized if:

                  1) these expenditures are part of a major refurbishment project, or
                  2) the cost of these expenditures exceed $5,000 with respect to any particular item or series of items related to one particular job and extend the useful life of the asset.

         3. Repairing of parking lots, including resealing and resurfacing, will be capitalized if the expenditures exceed $5,000.

         4. Replacement of the complete roof or complete section of the roof (including laying a roof over an existing roof) will be capitalized if total expenditures exceed $5,000.

         5. If the landscaping is new or replacement of existing interior or exterior landscaping and exceeds $5,000, the cost of the landscaping can be capitalized.

         6. Major overhauls to the pool which exceed $5,000 in cost and extend the useful life of the asset will be capitalized.

All expense items will be expensed to M&R expense line items above GOP.

                                   Exhibit "D"


                             [MANAGEMENT AGREEMENT]

                                   EXHIBIT "E"


                           LEASE TERMINATION PAYMENTS

      [MIKE - PLEASE CHECK THESE - WE ALSO NEED TO KNOW THE LEASE TERMS TO
                           COMPUTE THE AMORTIZATIONS]

         The termination payment owed by Lessor to Lessee pursuant to the provisions of Article XXXVIII shall be determined, with respect to each Leased Property, as follows:

          Hotel                 Location                                      Termination Payment Calculation
          -----                 --------                                      -------------------------------
1.   Holiday Inn             Louisville, KY                   $  214,000  less $_________ for each month which has elapsed since the Commencement Date
2.   Holiday Inn             Clayton, MO                       3,177,000  less $_________ for each month which has elapsed since the Commencement Date
3.   Holiday Inn             Columbia, SC                      1,217,000  less $_________ for each month which has elapsed since the Commencement Date
4.   Holiday Inn             Lafayette, LA                     2,492,000  less $_________ for each month which has elapsed since the Commencement Date
5.   Residence Inn           Kansas City, MO                     934,000  less $_________ for each month which has elapsed since the Commencement Date
6.   Hampton Inn             Ft. Lauderdale, FL                  846,000  less $_________ for each month which has elapsed since the Commencement Date
7.   Holiday Inn Express     Arlington Heights, IL               249,000  less $_________ for each month which has elapsed since the Commencement Date
8.   Holiday Inn Express     Bloomington, MN                     975,000  less $_________ for each month which has elapsed since the Commencement Date
9.   Hampton Inn             Bloomington, MN                     640,000  less $_________ for each month which has elapsed since the Commencement Date
10.  Holiday Inn Express     Downers Grove, IL                   602,000  less $_________ for each month which has elapsed since the Commencement Date
11.  Comfort Inn             Farmington Hills, MI                745,000  less $_________ for each month which has elapsed since the Commencement Date
12.  Hampton Inn             Indianapolis, IN                    296,000  less $_________ for each month which has elapsed since the Commencement Date
13.  Hampton Inn             Lincoln, NE                         259,000  less $_________ for each month which has elapsed since the Commencement Date
14.  Hampton Inn             Minnetonka, MN                      300,000  less $_________ for each month which has elapsed since the Commencement Date
15.  Hampton Inn             Tulsa, OK                           677,000  less $_________ for each month which has elapsed since the Commencement Date
16.  Hampton Inn             Warren, MI                          270,000  less $_________ for each month which has elapsed since the Commencement Date
17.  Holiday Inn Express     Wauwatosa, WI                       254,000  less $_________ for each month which has elapsed since the Commencement Date
18.  Residence Inn           Tyler, TX                         1,117,000  less $_________ for each month which has elapsed since the Commencement Date
19.  Residence Inn           Fishkill, NY                      3,218,000  less $_________ for each month which has elapsed since the Commencement Date
20.  Hampton Inn             Memphis, TN                         572,000  less $_________ for each month which has elapsed since the Commencement Date
21.  Residence Inn           Torrance, CA                      3,392,000  less $_________ for each month which has elapsed since the Commencement Date
22.  Residence Inn           Wilmington, DE                    1,381,000  less $_________ for each month which has elapsed since the Commencement Date
23.  Holiday Inn             Flint, MI                         3,413,000  less $_________ for each month which has elapsed since the Commencement Date

          Hotel                 Location                                      Termination Payment Calculation
          -----                 --------                                      -------------------------------
24.  Hawthorn Suites Hotel   Atlanta (Marietta), GA            1,783,550  less $_________ for each month which has elapsed since the Commencement Date
25.  Hampton Inn             Lakewood, CO                        945,000  less $_________ for each month which has elapsed since the Commencement Date
26.  Hampton Inn             Laredo, TX                        1,137,000  less $_________ for each month which has elapsed since the Commencement Date
27.  Residence Inn           Atlanta, GA                          76,000  less $_________ for each month which has elapsed since the Commencement Date
28.  Hampton Inn             Houston, TX                         378,000  less $_________ for each month which has elapsed since the Commencement Date
29.  Courtyard by Marriott   Flint, MI                         1,016,000  less $_________ for each month which has elapsed since the Commencement Date
30.  Hampton Inn             Chandler, AZ                              0

31.  Hampton Inn             Sedona, AZ                                0

32.  Sheraton Hotel          Milpitas, CA                      4,579,000  less $_________ for each month which has elapsed since the Commencement Date
33.  Sheraton Four Points    Sunnyvale, CA                     3,992,000  less $_________ for each month which has elapsed since the Commencement Date
34.  Sheraton Four Points    Pleasanton, CA                    3,140,000  less $_________ for each month which has elapsed since the Commencement Date
35.  Sheraton Four Points    Bakersfield, CA                   1,658,000  less $_________ for each month which has elapsed since the Commencement Date
36.  Beverly Heritage Hotel  Milpitas, CA                              0

37.  Hampton Inn             Plano, TX                           121,000  less $_________ for each month which has elapsed since the Commencement Date
38.  Sheraton                Birmingham, AL                  Fair market value as determined by the agreement of the parties, or in the absence of such pursuant to Article XXXII
39.  Hilton                  San Francisco, CA               Fair market value as determined by the agreement of the parties, or in the absence of such pursuant to Article XXXII